Exhibit 5.1

Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY goodwinlaw.com +44 (0) 20 7447 4200

30 March 2022

Orchard Therapeutics plc

108 Cannon Street

London, EC4N 6EU

Ladies and Gentlemen:

Orchard Therapeutics plc – Post-Effective Amendment (No. 2) to Registration Statement on Form S-3 – Exhibit 5.1

We have acted as English legal advisers to Orchard Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”) in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of a post-effective amendment (No. 2) to the registration statement on Form S-3 (the “Registration Statement”) including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration for the issue and sale by the Company of (a) ordinary shares at a nominal value of £0.10 per share (“Ordinary Shares”), including Ordinary Shares in the form of American Depositary Shares (the “ADSs” and together with the Ordinary Shares, the “Shares”), (b) debt securities (“Debt Securities”), (c) warrants (“Warrants”) for the purchase of Shares and/or Debt Securities in one or more series, and/or (d) units (“Units”) comprised of Shares, Debt Securities and Warrants in any combination (the Shares, Debt Securities, Warrants and Units, together, the “Securities”).

1.	INTRODUCTION

1.1	Purpose

In connection with the preparation and filing of the Registration Statement, to which this letter is attached as an exhibit, with the SEC pursuant to the Securities Act we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Prospectus Supplement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at 100 Cheapside, London, EC2V 6DY. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America.

Orchard Therapeutics plc

30 March 2022

1.3	Legal review

For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 30 March 2022 at 10:00 am (London time);

(b)	an enquiry of the Central Index of Winding Up Petitions, London on 30 March 2022 at 10:00 am (London time) ((a) and (b) together, the “Searches”);

(c)

a certificate dated 30 March 2022 signed by the President and Chief Operating Officer of the Company (the “Certificate”) relating to certain factual matters as at the date of the Certificate and having annexed thereto copies (certified by the President and Chief Operating Officer of the Company as being true, complete, accurate and up-to-date in each case) of the following documents:

a.	a PDF copy of resolutions of the board of directors of the Company (the “Board”) dated 23 March 2022 authorising the Company, inter alia, to execute and file the Registration Statement with the SEC;

b.

a PDF executed copy of the resolutions passed by the shareholders of the Company at the general meeting of the Company held on 16 June 2021 at which it was resolved, inter alia, to grant authorities to the Board for the purposes of sections 551 and 570 of the Companies Act 2006, as amended to allot Ordinary Shares or grant rights to subscribe for Ordinary Shares;

c.	a PDF copy of the current articles of association of the Company adopted on 17 June 2020 (the “Articles”);

d.

PDF copies of (a) the certificate of incorporation of the Company dated 1 August 2018 and (b) the certificate of incorporation on re-registration of the Company as a public limited company dated 29 October 2018; and

(d)	a draft copy of the Registration Statement (which for the avoidance of doubt includes the Prospectus) to be filed with the SEC on 30 March 2022.

1.4 Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)

we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Prospectus Supplement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it;

Orchard Therapeutics plc

30 March 2022

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)

we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINIONS

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, we are of the opinion that as at today’s date:

(a)

the Company is a public limited company duly incorporated under English law, noting the Searches revealed no order or resolution for the winding-up of the Company and no notice of the appointment of a receiver or administrator in respect of it or any of its assets; and

(b)

the Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and any related Prospectus supplement(s), and in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any Debt Securities in accordance with their terms, or upon exercise of any Warrants or Units in each case in accordance with their terms, will be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated thereby.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

Orchard Therapeutics plc

30 March 2022

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Goodwin Procter (UK) LLP

Goodwin Procter (UK) LLP

Orchard Therapeutics plc

30 March 2022

SCHEDULE 1

ASSUMPTIONS

The	opinions in this letter have been given on the basis of the following assumptions:

(a)

the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom they claim to be and holds the office they claim to hold;

(c)	the accuracy as to factual matters of each document we have reviewed;

(d)

that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(e)	that the Articles remain in full force and effect and no alteration has been made or will be made to such articles of association;

(f)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the date of the Registration Statement;

(g)	that the Registration Statement, as finally amended, has become effective under the Securities Act;

(h)

that the contents of the Certificate were true and not misleading when given and remain true and not misleading as at the date of this letter and there is no fact or matter not referred to in the Certificate which could make any of the information in the Certificate inaccurate or misleading;

(i)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the date of the Registration Statement;

(j)	an appropriate prospectus supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder;

Orchard Therapeutics plc

30 March 2022

(k)

that the resolutions described in the resolutions of the Board provided to us in connection with the giving of this opinion or otherwise contemplated in connection with the matters referred to herein were and/or will be duly passed as resolutions of the Board, all constitutional, statutory and other formalities were and/or will be observed and such resolutions have not been, and will not be, revoked or varied and remain in full force and effect at the date of this letter;

(l)

that the resolutions of the shareholders of the Company provided to us in connection with the giving of this opinion and as referred to in paragraph 1.3(c)(b) of this letter or otherwise contemplated in connection with the matters referred to herein were and/or will be duly passed, all constitutional, statutory and other formalities were and/or will be observed in relation to such resolutions and such resolutions have not been revoked or varied as at the date of this letter and remain in full force and effect;

(m)

that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(n)	the Securities will be sold or issued in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement;

(o)

that the Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the relevant Securities maintained for this purpose, in accordance with the then operative Articles and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(p)

that the Securities, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Securities will remain in full force and effect at all relevant times in the form examined by us;

(q)

the directors of the Company, including the pricing committee or other appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the allotment and issue of the Shares and related matters;

(r)

that the directors of the Company acted or will act in accordance with sections 171 to 174 of the UK Companies Act 2006 in approving the board resolutions and that all actions to be carried out by the Company are or will be in its commercial interests;

(s)

that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 1.3 or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 1.3 or any obligation therein or otherwise affect the opinions expressed in this letter;

Orchard Therapeutics plc

30 March 2022

(t)	that no Shares shall be allotted or issued, or are or shall be committed to be allotted or issued, at a discount to their nominal value (whether in dollars or equivalent in any other currency);

(u)

that no Securities or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(v)

that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company); and

(w)

the Company is not, nor will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated under any corporate approvals or any associated activity illegal, void or voidable.

Orchard Therapeutics plc

30 March 2022

SCHEDULE 2

RESERVATIONS

The	opinions in this letter are subject to the following reservations:

(a)

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)

the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)

save for the matters set out in the Certificate, we have made no enquiries of any individual connected with the Company and have relied entirely on the facts, statements and confirmations contained in the Certificate and we have not undertaken any independent investigation or verification of the matters referred to in the Certificate;

(e)

a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(f)

it should be understood that we have not been responsible for investigating or verifying (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement; or (ii) that no material facts have been omitted from it.